UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-6311 (Commission File Number)	72-0487776 (I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Tidewater Inc. (the “Company”) held its 2012 annual meeting of stockholders (the “Annual Meeting”) on July 19, 2012 in New Orleans, Louisiana. As of June 1, 2012, the record date for the meeting, the Company had 49,917,049 shares of common stock outstanding. Of that number, 46,376,483 full shares were represented in person or by proxy at the Annual Meeting. The Company’s stockholders voted on the following three proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Thirteen Directors

Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
M. Jay Allison	43,062,906	291,044	3,022,533
James C. Day	43,116,486	237,463	3,022,533
Richard T. du Moulin	42,994,965	358,985	3,022,533
Morris E. Foster	42,990,818	363,131	3,022,533
J. Wayne Leonard	43,129,281	224,668	3,022,533
Jon C. Madonna	42,613,475	740,475	3,022,533
Joseph H. Netherland	42,982,369	371,580	3,022,533
Richard A. Pattarozzi	42,484,228	869,722	3,022,533
Jeffrey M. Platt	43,141,783	212,167	3,022,533
Nicholas J. Sutton	42,919,507	434,442	3,022,533
Cindy B. Taylor	43,057,861	296,089	3,022,533
Dean E. Taylor	42,595,536	758,414	3,022,533
Jack E. Thompson	42,986,896	367,053	3,022,533

Proposal 2: Advisory Say-on-Pay Vote

Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,264,665	968,951	120,334	3,022,533

Proposal 3: Ratification of the Appointment of Auditors

Proposal 3 was a proposal to ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013. This proposal was approved.

Votes For	Votes Against	Abstentions
45,736,231	611,591	28,660

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

July 23, 2012	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom Executive Vice President, Secretary and General Counsel